Exhibit 16.1

Ernst & Young, LLP Suite 1000 Ivan Allen Jr. Boulevard Atlanta, Georgia 30308	Tel: +1 404 874 8300 Fax: +1 404 817 5598 ey.com

Securities and Exchange Commission	December 12, 2024
100 F Street, N.E.
Washington DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K dated December 12, 2024, of Crawford & Company and are in agreement with the statements contained in the second and third paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young, LLP

A member firm of Ernst & Young Global Limited